LIMITED POWER OF ATTORNEY
FOR REPORTING UNDER SECTION 16

FLUX POWER HOLDINGS, INC.

Know all by these presents, that the undersigned hereby constitutes and appoints Ronald F. Dutt and Kevin S. Royal as the undersigned's true and lawful attorney-in-fact, each acting alone, with full powers of substitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1) prepare and execute for and on behalf of the undersigned, any and all Forms 3, 4, 5 and any Schedules 13D or 13G in connection with the undersigned's reporting obligations pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(2) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 and any Schedules 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. It being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney For Reporting under Section 16 ("Power of Attorney") shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer an executive officer, director or beneficial owner of more than 5% of the securities of Flux Power Holdings, Inc. or unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of April, 2024.

DocuSigned by:
Mark F Leposky
928948AAF9EA4E2...
Mark F. Leposky